                                                                   EXHIBIT 4.2.3



================================================================================


                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.,
                                   AS ISSUER,

                               THE PARTIES LISTED
                             ON THE SIGNATURE PAGES
                             HERETO AS GUARANTORS,
                                 AS GUARANTORS,

                                      AND

                 IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE


                            --------------------

                                AMENDMENT NO. 10

                          DATED AS OF AUGUST 11, 1997

                                     TO THE

                                   INDENTURE

                           DATED AS OF APRIL 21, 1995

                            --------------------

                                  $76,808,000

                   13 1/4% SENIOR SUBORDINATED NOTES DUE 2003


================================================================================

         AMENDMENT NO. 10, dated as of August 11, 1997 ("Amendment No. 10"), to the INDENTURE, dated as of April 21, 1995, as amended (the "Indenture"), among CAPSTAR RADIO BROADCASTING PARTNERS, INC., a Delaware corporation, as Issuer (the "Company"), the parties listed on the signature pages hereto as Guarantors (each individually, a "Guarantor" and collectively, the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

         Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 13 1/4% Senior Subordinated Notes due 2003 (the "Notes") to amend, pursuant to Section 8.01(4) of the Indenture, the Indenture as follows:

         1. Wilmington WJBR-FM, L.L.C. a Delaware limited liability company ("Wilmington"), is a wholly-owned subsidiary of Commodore Media of Delaware, Inc., a Delaware corporation and indirect subsidiary of the Company, and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. Wilmington delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 10 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, Wilmington shall be deemed a party to the Indenture by virtue of their execution of this Amendment No. 10 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include Wilmington.

         2. This Amendment No. 10 supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

         3. This Amendment No. 10 may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         4. THIS AMENDMENT NO. 10 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

         5. The Trustee shall not be responsible for any recital herein as such recitals shall be taken as statements of the Company, or the validity of the execution by the Guarantor of this Amendment No. 10. The Trustee makes no representation as to the validity or sufficiency of this Amendment No. 10.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 10 to the Indenture to be duly executed and attested as of the date and year first written above.

                                       CAPSTAR RADIO BROADCASTING PARTNERS, INC.


                                       By: /s/ WILLIAM S. BANOWSKY, JR.
                                           ----------------------------------
                                           William S. Banowsky, Jr.
                                           Executive Vice President

ATTEST:


/s/ KEVIN MISCHNICK
------------------------------
Kevin Mischnick
Assistant Secretary

                                       GUARANTORS:

                                       ATLANTIC STAR COMMUNICATIONS, INC.
                                       CAPSTAR ACQUISITION COMPANY, INC.
                                       COMMODORE MEDIA OF DELAWARE, INC
                                       COMMODORE MEDIA OF PENNSYLVANIA, INC.
                                       COMMODORE MEDIA FLORIDA, INC.
                                       COMMODORE MEDIA OF KENTUCKY, INC.
                                       COMMODORE MEDIA OF NORWALK, INC.
                                       COMMODORE MEDIA OF WESTCHESTER, INC.
                                       DANBURY BROADCASTING, INC
                                       PACIFIC STAR COMMUNICATIONS, INC.
                                       CENTRAL STAR COMMUNICATIONS, INC.



                                        By: /s/ WILLIAM S. BANOWSKY, JR.
                                           ----------------------------------
                                           William S. Banowsky, Jr.
                                           Vice President

ATTEST:



/s/ KEVIN MISCHNICK
------------------------------
Kevin Mischnick
Assistant Secretary

                                       SOUTHERN STAR COMMUNICATIONS, INC.
                                       ATLANTIC CITY BROADCASTING CORP.
                                       O.C.C., INC.
                                       BREADBASKET BROADCASTING CORPORATION
                                       SOUTHEAST RADIO HOLDING CORP.
                                       HOUNDSTOOTH BROADCASTING CORPORATION
                                       SNG HOLDINGS, INC.
                                       OSBORN ENTERTAINMENT ENTERPRISES
                                            CORPORATION
                                       ORANGE COMMUNICATIONS, INC.
                                       MOUNTAIN RADIO CORPORATION
                                       LADNER COMMUNICATIONS HOLDING CORP.
                                       RKZ TELEVISION, INC.
                                       YELLOW BRICK RADIO CORPORATION
                                       ASHEVILLE BROADCASTING CORP.
                                       CORKSCREW BROADCASTING CORPORATION
                                       DAYTONA BEACH BROADCASTING CORP.
                                       RAINBOW BROADCASTING CORPORATION
                                       GREAT AMERICAN EAST, INC.
                                       NELSON BROADCASTING CORPORATION
                                       SHORT BROADCASTING CORPORATION
                                       JAMBOREE IN THE HILLS, INC
                                       BEATRICE BROADCASTING CORP.
                                       CURREY BROADCASTING CORPORATION
                                       OSBORN SOUND AND COMMUNICATIONS CORP.
                                       WAITE BROADCASTING CORP.
                                       AMERON BROADCASTING CORPORATION
                                       WNOK ACQUISITION COMPANY, INC.
                                       DIXIE BROADCASTING, INC.
                                       RADIO WBHP, INC.


                                        By: /s/ WILLIAM S. BANOWSKY, JR.
                                           ----------------------------------
                                           William S. Banowsky, Jr.
                                           Vice President

ATTEST:



/s/ KEVIN MISCHNICK
------------------------------
Kevin Mischnick
Assistant Secretary

                                        MOUNTAIN LAKES BROADCASTING, L.L.C.

                                        By: Dixie Broadcasting, Inc.,
                                            its Member


                                        By: /s/ WILLIAM S. BANOWSKY, JR.
                                           ----------------------------------
                                           William S. Banowsky, Jr.
                                           Vice President

ATTEST:



/s/ KEVIN MISCHNICK
------------------------------
Kevin Mischnick
Assistant Secretary


                                        By: Radio WBHP, Inc.,
                                            its Member


                                        By: /s/ WILLIAM S. BANOWSKY, JR.
                                           ----------------------------------
                                           William S. Banowsky, Jr.
                                           Vice President

ATTEST:



/s/ KEVIN MISCHNICK
------------------------------
Kevin Mischnick
Assistant Secretary


                                        WILMINGTON WJBR-FM, L.L.C.

                                        By: Commodore Media of Delaware,
                                            Inc.,
                                            its Manager


                                        By: /s/ WILLIAM S. BANOWSKY, JR.
                                           ----------------------------------
                                           William S. Banowsky, Jr.
                                           Vice President

ATTEST:



/s/ KEVIN MISCHNICK
------------------------------
Kevin Mischnick
Assistant Secretary

                                        MUSIC HALL CLUB, INC.


                                        By:
                                           -------------------------------
                                            Larry Anderson
                                            President


ATTEST:


--------------------------------
Nancy Anderson
Secretary and Treasurer

                         GULFSTAR COMMUNICATIONS, INC.
                         GULFSTAR COMMUNICATIONS HOLDINGS, INC.
                         GULFSTAR COMMUNICATIONS MANAGEMENT, INC.
                         GULFSTAR COMMUNICATIONS BEAUMONT, INC.
                         GULFSTAR COMMUNICATIONS LUFKIN, INC.
                         GULFSTAR COMMUNICATIONS PORT ARTHUR, INC.
                         GULFSTAR COMMUNICATIONS TEXARKANA, INC.
                         GULFSTAR COMMUNICATIONS TYLER, INC.
                         GULFSTAR COMMUNICATIONS VICTORIA, INC.
                         GULFSTAR COMMUNICATIONS BATON ROUGE, INC.
                         BATON ROUGE BROADCASTING COMPANY, INC.
                         GULFSTAR COMMUNICATIONS CORPUS CHRISTI, INC.
                         GULFSTAR COMMUNICATIONS WACO, INC.
                         GULFSTAR COMMUNICATIONS ARKANSAS, INC.
                         GULFSTAR COMMUNICATIONS NEW MEXICO, INC.
                         GULFSTAR COMMUNICATIONS KILLEEN, INC.
                         GULFSTAR COMMUNICATIONS LUBBOCK, INC.
                         SONANCE WACO OPERATING COMPANY, INC.
                         BRYAN BROADCASTING OPERATING COMPANY, INC.
                         GULFSTAR COMMUNICATIONS OKLAHOMA, INC.
                         GULFSTAR COMMUNICATIONS BEAUMONT LICENSEE, INC. GULFSTAR COMMUNICATIONS LUFKIN LICENSEE, INC. GULFSTAR COMMUNICATIONS PORT ARTHUR LICENSEE, INC. GULFSTAR COMMUNICATIONS TEXARKANA LICENSEE, INC. GULFSTAR COMMUNICATIONS TYLER LICENSEE, INC.
                         GULFSTAR COMMUNICATIONS VICTORIA LICENSEE, INC. GULFSTAR COMMUNICATIONS BATON ROUGE LICENSEE, INC. GULFSTAR COMMUNICATIONS CORPUS CHRISTI LICENSEE, INC. GULFSTAR COMMUNICATIONS WACO LICENSEE, INC.
                         GULFSTAR COMMUNICATIONS ARKANSAS LICENSEE, INC. GULFSTAR COMMUNICATIONS NEW MEXICO LICENSEE
                         GULFSTAR COMMUNICATIONS KILLEEN LICENSEE, INC. GULFSTAR COMMUNICATIONS LUBBOCK LICENSEE, INC. GULFSTAR COMMUNICATIONS OKLAHOMA LICENSEE, INC.

                         SONANCE WACO LICENSE SUBSIDIARY, INC.
                         BRYAN BROADCASTING LICENSE SUBSIDIARY, INC.



                                        By: /s/ WILLIAM S. BANOWSKY, JR.
                                           ----------------------------------
                                           William S. Banowsky, Jr.
                                           Vice President

ATTEST:



/s/ KEVIN MISCHNICK
------------------------------
Kevin Mischnick
Assistant Secretary

                                        IBJ SCHRODER BANK & TRUST COMPANY,
                                        as Trustee


                                        By:   /s/
                                           ----------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------



ATTEST:



      /s/
----------------------------
Name:
    ------------------------
Title:
      ----------------------

                                   EXHIBIT A

                                   GUARANTEE


         The Guarantor (the "Guarantors," which term includes any successor Person under the Indenture, dated April 21, 1995, as amended, among Capstar Radio Broadcasting Partners, Inc. and its subsidiaries and IBJ Schroder Bank & Trust Company (the "Indenture")) has unconditionally guaranteed, on a senior subordinated basis, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Terms used and not defined herein shall have the meaning set forth in the Indenture.


                                        GUARANTOR:

                                        WILMINGTON WJBR-FM, L.L.C.

                                        By: Commodore Media of Delaware,
                                            Inc.,
                                            its Manager





                                        By: /s/ WILLIAM S. BANOWSKY, JR.
                                           -------------------------------
                                        Name:  William S. Banowsky, Jr.
                                        Title:  Vice President